Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 14th day of February 2020.

Great Hill Investors, LLC

By:	/s/ John S. Dwyer
Name:	John S. Dwyer
Title:	Attorney-in-fact

Great Hill Equity Partners V, L.P.

By:	/s/ John S. Dwyer
Name:	John S. Dwyer
Title:	Attorney-in-fact

Great Hill Partners GP V, L.P.

By:	/s/ John S. Dwyer
Name:	John S. Dwyer
Title:	Attorney-in-fact

GHP V, LLC

By:	/s/ John S. Dwyer
Name:	John S. Dwyer
Title:	Attorney-in-fact

Christopher S. Gaffney

By:	/s/ John S. Dwyer
Name:	John S. Dwyer
Title:	Attorney-in-fact

John G. Hayes

By:	/s/ John S. Dwyer
Name:	John S. Dwyer
Title:	Attorney-in-fact

Michael ANDREW Kumin

By:	/s/ John S. Dwyer
Name:	John S. Dwyer
Title:	Attorney-in-fact

Mark D. Taber

By:	/s/ John S. Dwyer
Name:	John S. Dwyer
Title:	Attorney-in-fact

Matthew T. Vettel

By:	/s/ John S. Dwyer
Name:	John S. Dwyer
Title:	Attorney-in-fact